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                                                                    Exhibit 24.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the application of our report dated June 27, 1994, included in the annual report on Form 10-K of Telxon Corporation for the year ended March 31, 1994, to the amended consolidated balance sheets as of March 31, 1994 and 1993 and the related statements of income, cash flows, and changes in stockholders' equity and notes to the consolidated financial statements for the years ended March 31, 1994, 1993 and 1992, which are included in this amendment on Form 10-K/A.




COOPERS & LYBRAND

Akron, Ohio
June 26, 1995